EX. - 14(b)(i)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer of Guggenheim Funds Trust (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	May 31, 2024	/s/ Brian E. Binder
Brian E. Binder
President and Chief Executive Officer

EX. - 14(b)(ii)

CERTIFICATION

I, James Howley, Chief Financial Officer, Chief Accounting Officer and Treasurer of Guggenheim Funds Trust (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	May 31, 2024	/s/ James Howley
James Howley
Chief Financial Officer, Chief Accounting Officer and Treasurer